UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2015 (April 22, 2015)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of BancorpSouth, Inc. (the “Company”) was held on April 22, 2015. The Company’s shareholders approved the proposal presented at the Annual Meeting, which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 20, 2015. Holders of 75,266,624 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on the proposal presented to the Company’s shareholders at the Annual Meeting:

Proposal 1: Election of Directors. The shareholders of the Company elected each of the three director nominees nominated by the Company’s Board of Directors to serve as Class I directors until the 2018 annual meeting of shareholders or until his or her earlier retirement by the following vote:

Director	Votes For	Withheld	Broker Non-Votes
James E. Campbell III	73,043,572	2,216,146	—
Deborah M. Cannon	74,634,304	631,913	—
Keith J. Jackson	74,674,444	587,809	—

The shareholders of the Company elected each of the three director nominees nominated by the Company’s Board of Directors to serve as Class III directors until the 2016 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	Votes For	Withheld	Broker Non-Votes
Hassell H. Franklin	71,568,533	3,697,684	—
W. G. Holliman, Jr.	69,019,448	6,240,270	—
Robert C. Nolan	72,944,268	2,321,949	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: April 23, 2015